Exhibit 99.1

  SPARK NETWORKS(R) REPORTS FOURTH QUARTER AND FULL YEAR 2006 FINANCIAL RESULTS

                       - ACHIEVES PROFITABILITY IN 2006 -

BEVERLY HILLS, Calif., February 13, 2007 - Spark Networks plc (AMEX: LOV), a leading provider of online personals services, today reported fourth quarter and full year 2006 financial results.

HIGHLIGHTS

     o    Reported Full Year Revenue of $68.9 Million

     o    Generated Full Year Net Income of $6.6 Million

     o    Delivered Full Year EPS of $0.21

     o    Reported Cash Flow from Operations of $13.1 Million

"2006 marked the first time Spark Networks has reported a full year of bottom line profitability. We generated $6.6 million in net income, and delivered EPS of 21 cents, a new record for the Company," stated David Siminoff, Chairman and Chief Executive Officer of Spark Networks. "In addition, our operating cash flow continues to be strong. In 2006 we delivered EBITDAS of $15.2 million, also by far a record for our company. Our Other Businesses segment showed excellent results, growing 76% year-over-year. This performance reinforced our business strategy as we witnessed the growth of our targeted, affinity-focused communities outpace the growth of general market websites."

Siminoff continued, "During 2006 and into early 2007, we have continued to deliver on our growth strategy by executing a series of product and feature enhancements, creating an ad sales infrastructure, and closing a number of important acquisitions, including the recent purchases of Stu & Lew Productions(TM) and HurryDate(R). These most recent acquisitions set the stage for us to dramatically expand our burgeoning events offerings and leverage our vast online network into the offline world."

Incoming Chief Executive Officer Adam Berger stated, "Having served on Spark's Board for the last six months, I have gained insight into the value proposition Spark holds. I plan to continue to execute on the growth strategy that the existing team has laid out and I want to thank everyone for this opportunity."

                                                                       (more...)

FINANCIAL RESULTS

Reported revenue for the fourth quarter of 2006 was $17.2 million, an increase of 4%, compared to $16.6 million for the same period in 2005. Revenue for the year ended December 31, 2006 was $68.9 million, an increase of 5%, compared to revenue of $65.5 million for the year ended December 31, 2005.

Total operating expenses for the fourth quarter of 2006 were $8.3 million, a decrease of 23%, compared to $10.8 million for the same period in 2005. Total operating expenses for the year ended December 31, 2006 were $37.7 million a decrease of 10%, compared to operating expenses of $42.0 million for the same period ended December 31, 2005. Excluding stock option expense as a result of the Company's adoption of the Statement of Financial Accounting Standards No. 123 R ("SFAS 123 R") in the third quarter of 2005, operating expenses for 2006 decreased 14% to $33.8 million. Periods prior to the third quarter of 2005 do not contain any expense for share options in accordance with SFAS 123 R.

The Company reported net income of $2.7 million, or $0.09 per diluted share, for the fourth quarter of 2006, compared to a net loss of $(403,000), or $(0.01) per share, for the same period in 2005. For the year ended December 31, 2006, the Company reported net income of $6.6 million, or $0.21 per diluted share, compared to a net loss of $(1.4) million, or $(0.06) per share, for the year ended December 31, 2005.

EBITDAS(1) for the fourth quarter of 2006 was $5.0 million, an increase of 157% compared to EBITDAS of $2.0 million during the same period in 2005. Fourth quarter EBITDAS was boosted by a gain of $300,000 on the sale of the Company's stake in Playahead AB, a Swedish social networking company. EBITDAS for the year ended December 31, 2006 was $15.2 million, an increase of 151%, compared to EBITDAS of $6.0 million for the year ended December 31, 2005. See the attached Consolidated Statement of Operations for a reconciliation of EBITDA and EBITDAS to net income (loss).

BALANCE SHEET, CASH, DEBT

As of December 31, 2006, the Company had a cash and marketable securities position of $20.6 million, compared to cash and marketable securities of $17.3 million for the year ended December 31, 2005. Cash and marketable securities, net of debt, was $19.3 million at December 31, 2006, compared to $6.5 million at December 31, 2005. In 2006, the Company paid the remaining $9.0 million in debt due as a result of the MingleMatch(TM) acquisition, as well as $2.0 million with respect to the acquisition of LDSSingles.com(R).

Cash flow from operations for the year ended December 31, 2006 was $13.1 million, an increase of 232%, compared to cash flow from operations of $3.9 million for 2005. The increased operating cash flow was driven by increased revenue combined with a reduction in operating costs, excluding stock compensation. In addition, cash generation in the fourth quarter was positively impacted by $1.4 million in proceeds from the sale of the Company's 20% interest in Playahead AB. As of December 31, 2006, the Company has accumulated over $40 million of net operating losses for tax purposes.

At the Annual Meeting of Shareholders on November 21, 2006, the Company's shareholders approved a share repurchase program. Under that program, from November 22, 2006 to December 31, 2006, the Company repurchased 94,559 shares at a weighted average price of $5.70. All shares repurchased are earmarked for cancellation and are therefore not included as shares outstanding in the Company's share count and weighted average shares outstanding at year end.

SEGMENT REPORTING(2)

The Company reported fourth quarter 2006 revenue for its JDate(R) segment of $7.2 million, an increase of 6%, compared to $6.8 million for the same period in 2005. For the year ended December 31, 2006, JDate segment revenue was $28.3 million, an increase of 9%, compared to $26.0 million for the year ended December 31, 2005.

Fourth quarter 2006 revenue for the Company's AmericanSingles(R) segment was $4.7 million, a decrease of 30%, compared to $6.7 million for the same period in 2005. For the year ended December 31, 2006, AmericanSingles segment revenue was $22.4 million, a decrease of 23%, compared to $29.2 million for the year ended December 31, 2005.

The Company reported fourth quarter 2006 revenue for its Other Businesses segment of $5.4 million, an increase of 73%, compared to $3.1 million in the same period in 2005. For the year ended December 31, 2006, the Other Businesses segment reported revenue of $18.2 million, an increase of 76%, compared to $10.3 million for the year ended December 31, 2005.

BUSINESS METRICS

AVERAGE PAYING SUBSCRIBERS:
---------------------------

Average paying subscribers for the Company's JDate segment were 74,775 during the fourth quarter of 2006, an increase of 4%, compared to 71,967 from the same period in 2005. For the year ended December 31, 2006, average paying subscribers for JDate were 74,983, an increase of 8%, compared to 69,299 for the year ended December 31, 2005.

Average paying subscribers for the Company's AmericanSingles segment were 68,847 during the fourth quarter of 2006, a decrease of 22%, compared to 88,669 from the same period in 2005. For the year ended December 31, 2006, average paying subscribers for AmericanSingles were 80,519, a decrease of 22%, compared to 102,914 for the year ended December 31, 2005.

Average paying subscribers for the Company's Other Businesses segment were 92,987 during the fourth quarter of 2006, an increase of 64%, compared to 56,640 from the same period in 2005. For the year ended December 31, 2006, average paying subscribers for the Company's Other Businesses were 81,366, an increase of 91%, compared to 42,580 for the year ended December 31, 2005.

Average paying subscribers for the Company, as a whole, in the fourth quarter of 2006, were approximately 236,609, an increase of 9%, compared to 217,276 from the same period in 2005. For the year, average paying subscribers were 236,868, an increase of 10%, compared to 214,793 for the year ended December 31, 2005.

SUBSCRIBER ACQUISITION COST(3):
-------------------------------

Direct subscriber acquisition cost (SAC) for the Company's JDate segment in the fourth quarter of 2006 was $14.62, an increase of 19%, compared to $12.25 from the same period in 2005. For the year ended December 31, 2006, SAC for the Company's JDate segment totaled $14.12, an increase of 11% compared to $12.70, for the year ended December 31, 2005.

SAC for the Company's AmericanSingles segment in the fourth quarter of 2006 was $44.19, an increase of 23%, compared to $35.85 from the same period in 2005. For the year ended December 31, 2006, SAC for the Company's AmericanSingles segment totaled $39.13, an increase of 11%, compared to $35.16 for the year ended December 31, 2005.

SAC for the Company's Other Businesses segment in the fourth quarter of 2006 was $25.88, a decrease of 13%, compared to $29.72 from the same period in 2005. For the year ended December 31, 2006, SAC for the Company's Other Businesses segment totaled $28.66, a decrease of 11%, compared to $32.05 for the year ended December 31, 2005.

SAC for the Company, as a whole, in the fourth quarter of 2006 was $28.12, an increase of 2%, compared to $27.50 from the same period last year. For the year ended December 31, 2006, SAC totaled $28.40, compared to $28.36 for the year ended December 31, 2005.

AMEX BELL RINGING CEREMONY

Separately, the Company announced that it is scheduled to ring the opening bell at the American Stock Exchange (AMEX) tomorrow, Valentines Day, to commemorate the one year anniversary of its AMEX listing. The Company began trading on AMEX under the ticker "LOV" on February 14, 2006.

INVESTOR CONFERENCE CALL AND WEBCAST:

The Company will discuss its financial results during a live teleconference today at 1:30 p.m. Pacific time and 10:30 p.m. Frankfurt time.

Call Title:                       Spark Networks 2006 Financial Results
Toll-Free (United States):        +1-800-632-2989
International:                    +1-973-935-8758
Confirmation #:                   8321321

One-Week Replay
Toll-Free (United States):        +1-877-519-4471
International:                    +1-973-341-3080
PIN Number:                       8321321

The Company will also host a webcast of the call which will be accessible on the company's website in the Investor Relations section under "Featured Events": http://www.spark.net/investor.htm

SAFE HARBOR STATEMENT:

This press release contains forward-looking statements. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to our ability to: attract members; convert members into paying subscribers and retain our paying subscribers; keep pace with rapid technological changes; maintain the strength of our existing brands; and maintain and enhance those brands and our dependence upon the telecommunications infrastructure and our networking hardware and software infrastructure. For a discussion of these and further risks and uncertainties, please see our filings with the Securities and Exchange Commission. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

ABOUT SPARK NETWORKS PLC:

Spark Networks' American Depository Shares trade on the American Stock Exchange under the symbol "LOV," and its Global Depositary Shares trade on the Frankfurt Stock Exchange under the symbol "MHJG." The Spark Networks portfolio of consumer websites includes, among others, JDate.com (www.jdate.com), AmericanSingles.com (www.americansingles.com), BBWPersonalsPlus(R).com (www.bbwpersonalsplus.com),
BlackSingles.com(R) (www.blacksingles.com), CatholicMingle(TM).com
(www.catholicmingle.com), LDSMingle(R).com (www.ldsmingle.com),
LDSSingles(R).com (www.ldssingles.com), PrimeSingles(TM).net
(www.primesingles.net), and Relationships.com(TM) (www.relationships.com).

FOR MORE INFORMATION
Investors:                        Mark Thompson
                                  + 1-323-836-3000
                                  mthompson@spark.net

Media:                            Gail Laguna
                                  + 1-323-836-3000
                                  glaguna@spark.net

 (1) "EBITDAS" is defined as earnings before interest, taxes, depreciation, amortization and share-based compensation. EBITDAS should not be construed as a substitute for net income (loss) or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as EBITDAS is not defined by GAAP. However, the Company regards EBITDAS as a complement to net income and other GAAP financial performance measures, including an indirect measure of operating cash flow. As such, management believes that the investment community finds it to be a useful tool to perform meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations.

(2) In accordance with Financial Accounting Standard No. 131, the Company's financial reporting includes detailed data on three separate operating segments. The JDate segment consists of the Company's JDate.com website and its co-branded websites. The AmericanSingles segment consists of the Company's AmericanSingles.com website and its co-branded and private label websites. The Other Businesses segment consists of all of the Company's other websites and businesses.

(3) Direct subscriber acquisition cost is defined as total direct marketing costs divided by the number of new paying subscribers during the period. This represents the average cost of acquiring a new paying subscriber during the period.

                 (CONSOLIDATED FINANCIAL STATEMENTS TO FOLLOW)

                               SPARK NETWORKS PLC
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)

                                                                                          DECEMBER 31,
                                                                                  ----------------------------
                                                                                      2006            2005
                                                                                  ------------    ------------
                                    ASSETS
Current assets:
   Cash and cash equivalents ..................................................   $     20,412    $     17,096
   Marketable securities ......................................................            196             196
   Restricted cash ............................................................          2,070           1,126
   Accounts receivable, net of allowance of $0 and $13 ........................          1,200             932
   Deferred tax asset .........................................................            117             101
   Prepaid expenses and other .................................................          1,509           1,351
                                                                                  ------------    ------------
   Total current assets .......................................................         25,504          20,802
Property and equipment, net ...................................................          2,306           4,453
Goodwill, net .................................................................         19,236          17,344
Intangible assets, net ........................................................          4,406           4,627
Investment in noncontrolled affiliate .........................................             --           1,099
Deposits and other assets .....................................................             72             295
                                                                                  ------------    ------------
Total assets ..................................................................   $     51,524    $     48,620
                                                                                  ============    ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable ...........................................................   $      1,487    $      2,267
   Accrued liabilities ........................................................          4,985           3,632
   Deferred revenue ...........................................................          4,051           4,991
   Notes payable - current portion ............................................          1,314           9,930
   Current portion of obligations under capital leases ........................             43              --
                                                                                  ------------    ------------
    Total current liabilities .................................................         11,880          20,820
Deferred tax liability ........................................................          1,680           1,717
Notes payable - long term .....................................................             --             900
Obligations under capital leases- long term ...................................             59              --
                                                                                  ------------    ------------
    Total liabilities .........................................................         13,619          23,437
Shares subject to rescission ..................................................          8,540           6,089
Commitments and contingencies .................................................             --              --
Shareholders' equity:

   Authorized capital (pound)800,000 divided into 80,000,000 ordinary shares of
    1p each; issued and outstanding 30,941,465 shares as of December 31,
    2006, 30,241,496 shares as of December 31, 2005 at a stated value of: .....            514             487
      Additional paid-in-capital ..............................................         67,113          64,064
      Accumulated other comprehensive income (loss) ...........................            248            (302)
      Notes receivable from employees .........................................             --             (82)
      Accumulated deficit .....................................................        (38,510)        (45,073)
                                                                                  ------------    ------------
      Total shareholders' equity ..............................................         29,365          19,094
                                                                                  ------------    ------------
      Total liabilities and shareholders' equity ..............................   $     51,524    $     48,620
                                                                                  ============    ============

                                                        SPARK NETWORKS PLC
                                              CONSOLIDATED STATEMENTS OF OPERATIONS
                                              (in thousands, except per share data)

                                                                  THREE MONTHS ENDED                    YEARS ENDED
                                                                     DECEMBER 31,                       DECEMBER 31,
                                                               ------------------------    --------------------------------------
                                                                  2006          2005          2006          2005          2004
                                                               ----------    ----------    ----------    ----------    ----------
Net revenues ...............................................   $   17,237    $   16,586    $   68,853    $   65,511    $   65,052

Direct marketing expenses ..................................        6,224         6,059        24,574        24,411        31,240
                                                               ----------    ----------    ----------    ----------    ----------
  Contribution margin ......................................       11,013        10,527        44,279        41,100        33,812
Operating expenses(1):
  Indirect marketing .......................................          197           300         1,130         1,208         2,607
  Customer service .........................................          992           888         3,708         2,827         3,379
  Technical operations .....................................        1,500         2,077         7,638         7,546         7,184
  Product development ......................................          770           907         3,296         4,118         2,013
  General and administrative ...............................        4,430         6,246        20,606        25,074        29,253
  Amortization of intangible assets other than goodwill ....          300           237         1,184         1,085           860
  Impairment of long-lived assets ..........................          114           105           114           105           208
                                                               ----------    ----------    ----------    ----------    ----------
   Total operating expenses ................................        8,303        10,760        37,676        41,963        45,504
                                                               ----------    ----------    ----------    ----------    ----------
Operating income (loss).....................................        2,710          (233)        6,603          (863)      (11,692)

Interest (income) loss and other expenses, net .............         (522)          426          (696)          711           (66)
                                                               ----------    ----------    ----------    ----------    ----------
Income (loss) before income taxes ..........................        3,232          (659)        7,299        (1,574)      (11,626)

Provision (benefit) for income taxes .......................          531          (256)          736          (136)            1
                                                               ----------    ----------    ----------    ----------    ----------
Net income (loss) ..........................................   $    2,701    $     (403)   $    6,563    $   (1,438)   $  (11,627)
                                                               ==========    ==========    ==========    ==========    ==========

Net income (loss) per share - basic ........................   $     0.09    $    (0.01)   $     0.21    $    (0.06)   $    (0.51)
                                                               ==========    ==========    ==========    ==========    ==========
Net income (loss) per share - diluted ......................   $     0.09    $    (0.01)   $     0.21    $    (0.06)   $    (0.51)
                                                               ==========    ==========    ==========    ==========    ==========

Weighted average shares outstanding - basic ................       30,945        27,530        30,580        26,105        22,667

Weighted average shares outstanding - diluted ..............       31,320        27,530        31,248        26,105        22,667

EBITDA
  Net income (loss) ........................................   $    2,701    $     (403)   $    6,563    $   (1,438)   $  (11,627)
  Interest .................................................          (57)           81          (166)          193           (32)
  Taxes ....................................................          531          (256)          736          (136)            1
  Depreciation .............................................          716           913         2,968         3,624         3,065
  Amortization .............................................          300           237         1,184         1,085           860
                                                               ----------    ----------    ----------    ----------    ----------
EBITDA .....................................................        4,191           572        11,285         3,328        (7,733)
  Share based compensation .................................          851         1,393         3,867         2,717         1,704
                                                               ----------    ----------    ----------    ----------    ----------
EBITDAS ....................................................   $    5,042    $    1,965    $   15,152    $    6,045    $   (6,029)

1.  Share based compensation included in operating expenses:
Indirect marketing .........................................   $        7    $       14    $       40    $       24    $      156
Customer service ...........................................           16            22            70            44            --
Technical operations .......................................          147           170           652           338            22
Product development ........................................           90           124           397           248            --
General and administrative .................................          591         1,063         2,708         2,063         1,526

                                                        SPARK NETWORKS PLC
                                              SEGMENT RESULTS FROM OPERATIONS
                                                      (in thousands)

                                                                  THREE MONTHS ENDED                    YEARS ENDED
                                                                     DECEMBER 31,                       DECEMBER 31,
                                                               ------------------------    --------------------------------------
                                                                  2006          2005          2006          2005          2004
                                                               ----------    ----------    ----------    ----------    ----------
NET REVENUES
JDate ......................................................   $    7,176    $    6,800    $   28,301    $   25,961    $   23,820
AmericanSingles ............................................        4,701         6,691        22,396        29,217        35,224
Other Businesses ...........................................        5,360         3,095        18,156        10,333         6,008
                                                               ----------    ----------    ----------    ----------    ----------
Total net revenues .........................................   $   17,237    $   16,586    $   68,853    $   65,511    $   65,052
                                                               ==========    ==========    ==========    ==========    ==========

DIRECT MARKETING EXPENSES
JDate ......................................................   $      850    $      775    $    3,295    $    2,885    $    1,740
AmericanSingles ............................................        2,676         3,597        11,870        15,167        24,954
Other Businesses ...........................................        2,698         1,687         9,409         6,359         4,546
                                                               ----------    ----------    ----------    ----------    ----------
Total direct marketing expenses ............................   $    6,224    $    6,059    $   24,574    $   24,411    $   31,240
                                                               ==========    ==========    ==========    ==========    ==========

CONTRIBUTION MARGIN
JDate ......................................................   $    6,326    $    6,025    $   25,006    $   23,076    $   22,080
AmericanSingles ............................................        2,025         3,094        10,526        14,050        10,270
Other Businesses ...........................................        2,662         1,408         8,747         3,974         1,462
                                                               ----------    ----------    ----------    ----------    ----------
Total contribution margin ..................................   $   11,013    $   10,527    $   44,279    $   41,100    $   33,812
                                                               ==========    ==========    ==========    ==========    ==========

                                                        SPARK NETWORKS PLC
                                                         SEGMENT METRICS
                                                         (For the Period)

                                                                  THREE MONTHS ENDED                    YEARS ENDED
                                                                     DECEMBER 31,                       DECEMBER 31,
                                                               ------------------------    --------------------------------------
                                                                  2006          2005          2006          2005          2004
                                                               ----------    ----------    ----------    ----------    ----------
AVERAGE PAYING SUBSCRIBERS
JDate ......................................................       74,775        71,967        74,983        69,299        69,833
AmericanSingles ............................................       68,847        88,669        80,519       102,914       132,464
Other Businesses ...........................................       92,987        56,640        81,366        42,580        23,796
                                                               ----------    ----------    ----------    ----------    ----------
Total ......................................................      236,609       217,276       236,868       214,793       226,093
                                                               ==========    ==========    ==========    ==========    ==========

AVERAGE MONTHLY NET REVENUE PER PAYING SUBSCRIBER
JDate ......................................................   $    31.99    $    31.50    $    31.45    $    31.22    $    28.42
AmericanSingles ............................................        22.76         25.15         23.18         23.66         22.16
Other Businesses ...........................................        17.24         18.21         17.21         18.27         16.75
Total ......................................................        23.51         25.45         23.75         25.03         23.53

DIRECT SUBSCRIBER ACQUISITION COST
JDate ......................................................   $    14.62    $    12.25    $    14.12    $    12.70    $     8.09
AmericanSingles ............................................        44.19         35.85         39.13         35.16         43.29
Other Businesses ...........................................        25.88         29.72         28.66         32.05         34.74
Total ......................................................        28.12         27.50         28.40         28.36         33.85

MONTHLY SUBSCRIBER CHURN
JDate ......................................................        24.7%         27.0%         25.5%         26.8%         25.8%
AmericanSingles ............................................        26.9%         38.1%         32.4%         37.8%         35.6%
Other Businesses ...........................................        28.5%         27.5%         26.7%         27.0%         26.8%
Total ......................................................        26.5%         31.7%         28.2%         32.1%         31.7%

WE DEFINE OUR KEY BUSINESS METRICS AS FOLLOWS:

     o Average paying subscribers: Paying subscribers are defined as individuals who have paid a monthly fee for access to communication and website features beyond those provided to our members. Average paying subscribers for each month are calculated as the sum of the paying subscribers at the beginning and end of the month, divided by two. Average paying subscribers for periods longer than one month are calculated as the sum of the average paying subscribers for each month, divided by the number of months in such period.

     o Average monthly net revenue per paying subscriber: Average monthly net revenue per paying subscriber represents the total net subscriber revenue for the period divided by the number of average paying subscribers for the period, divided by the number of months in the period.

     o Direct subscriber acquisition cost: Direct subscriber acquisition cost is defined as total direct marketing costs divided by the number of new paying subscribers during the period. This represents the average cost of acquiring a new paying subscriber during the period.

     o Monthly subscriber churn: Monthly subscriber churn represents the ratio, expressed as a percentage, of (i) the number of paying subscriber cancellations during the period divided by the number of average paying subscribers during the period and (ii) the number of months in the period.


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